UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

CATERPILLAR INC.

(Exact name of registrant as specified in its charter)

Delaware	1-768	37-0602744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5205 N. O'Connor Blvd.,
Suite 100, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 891-7700

Former name or former address, if changed since last report: N/A

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange which registered
Common Stock ($1.00 par value)	CAT	The New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Caterpillar: Confidential Green

Item 1.01	Entry into a Material Definitive Agreement

Creation of Revolving Credit Facilities

On August 29, 2024, Caterpillar Inc. (“Caterpillar”) entered into a Credit Agreement (the “364-Day Facility”) among Caterpillar, Caterpillar Financial Services Corporation (“Cat Financial”), Caterpillar International Finance Designated Activity Company (“CIF”) and Caterpillar Finance Kabushiki Kaisha (“CFKK” and, together with Caterpillar, Cat Financial and CIF, the “Borrowers”), certain financial institutions named therein (the “Banks”), Citibank, N.A. (the “Agent”), Citibank Europe PLC, UK Branch (the “Local Currency Agent”), and MUFG Bank, Ltd. (the “Japan Local Currency Agent”), which provides an unsecured revolving credit facility to the Borrowers in an aggregate amount of up to $3.15 billion (the “364-Day Aggregate Commitment”) that expires on August 28, 2025. In addition, on August 29, 2024, Cat Financial, CIF, Local Currency Banks (as defined in the 364-Day Facility), the Agent and the Local Currency Agent, entered into a Local Currency Addendum that enables CIF to borrow in certain approved currencies including Pounds Sterling and Euros in an aggregate amount up to the equivalent of $100 million, and Cat Financial, CFKK, the Japan Local Currency Banks (as defined in the 364-Day Facility), the Agent and the Japan Local Currency Agent entered into a Japan Local Currency Addendum that enables CFKK to borrow Japanese Yen in an aggregate amount up to the equivalent of $100 million, as part of the 364-Day Aggregate Commitment. The 364-Day Facility replaces Caterpillar’s prior 364-Day Facility, which was entered into on August 31, 2023.

Amendments to and Extensions of Existing Credit Agreements

On August 29, 2024, Caterpillar entered into (i) Amendment No. 2 to Third Amended and Restated Credit Agreement (Three-Year Facility), dated August 29, 2024 (the “Three-Year Facility Amendment”), which amended the Third Amended and Restated Credit Agreement (Three-Year Facility) dated September 1, 2022 (as amended prior thereto, the “Three-Year Facility”) and (ii) Amendment No. 2 to Third Amended and Restated Credit Agreement (Five-Year Facility), dated August 29, 2024 (the “Five-Year Facility Amendment”), which amended the Third Amended and Restated Five-Year Credit Agreement (Five-Year Facility) dated September 1, 2022 (as amended prior thereto, the “Five-Year Facility”; the 364-Day Facility, the Three-Year Facility, as amended by the Three-Year Facility Amendment, and the Five-Year Facility, as amended by the Five-Year Facility Amendment, are collectively referred to herein as the “Credit Facilities”).

The Three-Year Facility Amendment, among other things, extends the expiration date of the Three-Year Facility to August 29, 2027, and the Five-Year Facility Amendment, among other things, extends the expiration date of the Five-Year Facility to August 29, 2029.

The Credit Facilities are available for general corporate purposes. As of the date hereof, the Borrowers have not drawn on the Credit Facilities.

The Credit Facilities contain certain representations and warranties, covenants and events of default, including financial covenants. Under the Credit Facilities, Caterpillar is required to maintain consolidated net worth not less than $9 billion at all times. Caterpillar’s consolidated net worth is defined as the consolidated stockholder’s equity including preferred stock but excluding the pension and other post-retirement benefits balance within Accumulated other comprehensive income (loss). Cat Financial is required to maintain an interest coverage ratio above 1.15 to 1, where the interest coverage ratio is defined as the ratio of (1) profit excluding income taxes, interest expense and net gain/(loss) from interest rate derivatives to (2) interest expense, calculated at the end of each fiscal quarter, for the prior four consecutive fiscal quarter period. Cat Financial is also required to maintain a leverage ratio (consolidated debt to consolidated net worth) not greater than 10.0 to 1, calculated (1) on a monthly basis as the average of the leverage ratios determined on the last day of each of the six preceding calendar months and (2) on each December 31. Drawings under the Credit Facilities are also subject to conditions precedent and the payment of certain facility fees.

Certain of the lenders and agents party to the Credit Facilities, as well as certain of their respective affiliates, have performed, and may in the future perform, for Caterpillar and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description is qualified in its entirety by the terms and provisions of the (i) 364-Day Facility and the Local Currency Addendum and Japan Local Currency Addendum thereto; (ii) the Three-Year Facility Amendment; and (iii) the Five-Year Facility Amendment, which are filed as exhibits to this report, and incorporated herein by reference.

Caterpillar: Confidential Green	2

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit
Number	Description

10.1	364-Day Credit Agreement

10.2	Local Currency Addendum to the 364-Day Credit Agreement

10.3	Japan Local Currency Addendum to the 364-Day Credit Agreement

10.4	Amendment No. 2 to Third Amended and Restated Credit Agreement (Three-Year Facility)

10.5	Amendment No. 2 to Third Amended and Restated Credit Agreement (Five-Year Facility)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Caterpillar: Confidential Green	3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATERPILLAR INC.

September 4, 2024	By:	/s/Derek Owens
Derek Owens
Chief Legal Officer and General Counsel

Caterpillar: Confidential Green	4